    As filed with the Securities and Exchange Commission on April 27, 2001
                                                     Registration No. 333-______
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                              DANAHER CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                        59-1995548
(State or other jurisdiction of incorporation                 (I.R.S. Employer
              or organization)                               Identification No.)


                       1250 24th Street, N.W., Suite 800
                             Washington, D.C. 20037
                                 (202) 828-0850
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________

                              Patrick W. Allender
        Executive Vice President, Chief Financial Officer and Secretary
                            1250 24th Street, N.W.
                             Washington, DC 20037
                                 (202) 828-0850
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                               __________________

                                    Copies to:
    Meredith B. Cross            Michael J. Silver        Rohan S. Weerasinghe
Wilmer, Cutler & Pickering      Amy Bowerman Freed        Shearman & Sterling
    2445 Street, N.W.         Hogan & Hartson L.L.P.      599 Lexington Avenue
  Washington, D.C. 20037     111 South Calvert Street    New York, NY 10022-6069
      (202) 663-6000        Baltimore, Maryland 21202         (212) 848-4000
                                 (410) 659-2700

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               __________________
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
 Title of each class of securities to be   Amount to be       Proposed maximum         Proposed maximum aggregate      Amount of
                registered                  registered    offering price per unit(1)      offering price(1)         registration fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value............    5,750,000             $ 55.37                          $ 318,377,500        $ 79,594.38
------------------------------------------------------------------------------------------------------------------------------------

(1) We estimated this amount only to calculate the registration fee. We based this amount on the average of the high and low sale prices of our common stock on April 25, 2001, as reported on the New York Stock Exchange of $55.37 per share.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion

PROSPECTUS                  Preliminary Prospectus
----------
                             Dated April 27, 2001



                                5,000,000 Shares

                              Danaher Corporation

                                  Common Stock
                               __________________


     Two of our stockholders are selling up to 5,000,000 shares of our common stock.

     The shares trade on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "DHR." On April 26, 2001, the last sale price of the shares as reported on the New York Stock Exchange was $55.80 per share.

                               __________________

                                                      Per Share    Total
                                                      ---------    -----
      Public offering price........................       $          $
      Underwriting discount........................       $          $
      Proceeds, before expenses, to the selling
      stockholders.................................       $          $

     The underwriter may also purchase up to an additional 750,000 shares from the selling stockholders at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares of common stock will be ready for delivery on or about ____________, 2001.

                               __________________

                              Merrill Lynch & Co.

                               __________________


               The date of this prospectus is ____________, 2001.

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Forward-Looking Statements.................................................   1
Where You Can Find More Information........................................   2
Danaher Corporation........................................................   3
Use of Proceeds............................................................   5
Selling Stockholders.......................................................   5
Underwriting...............................................................   6
Legal Matters..............................................................   8
Experts....................................................................   8

                          FORWARD LOOKING INFORMATION

     Certain information included or incorporated by reference in this document may be deemed to be "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. Those statements are characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. These forward looking statements are subject to a number of risks and uncertainties, including but not limited to continuation of our longstanding relationship with major customers, our ability to integrate acquired businesses into our operations and realize planned synergies, the extent to which acquired businesses are able to meet our expectations and operate profitably, changes in regulations (particularly environmental regulations) which could affect demand for products in the Process/Environmental Controls segment and unanticipated developments that could occur with respect to contingencies such as environmental matters and litigation. In addition, we are subject to risks and uncertainties that affect the manufacturing sector generally including, but not limited to, economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices. Forward looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward looking statements. We disclaim any duty to update any forward looking statements, all of which are expressly qualified by the foregoing.

     When used in this prospectus, the terms "Danaher," "we," "our" and "us" refer to Danaher Corporation and its consolidated subsidiaries, unless otherwise specified.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

        Public Reference Room              Northeast Regional Office          Midwest Regional Office
        450 Fifth Street, N.W.                7 World Trade Center            500 West Madison Street
              Room 1024                            Suite 1300                       Suite 1400
       Washington, D.C. 20549              New York, New York 10048          Chicago, Illinois 60661

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Danaher, who file electronically with the SEC. The address of that site is www.sec.gov.
                                      -----------

     You can also inspect reports, proxy statements and other information about Danaher at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Danaher has previously filed with the SEC. These documents contain important information about Danaher and its finances.

     DANAHER SEC FILINGS (File No. 1-08089)                                            PERIOD
     --------------------------------------                           ----------------------------------------
     Annual Report on Form 10-K                                       Fiscal year ended December 31, 2000

     Quarterly Report on Form 10-Q                                    Quarterly period ended March 31, 2001

     Current Report on Form 8-K                                       Filed on January 22, 2001

     The description of Danaher common stock as                       Filed on November 3, 1986
     set forth in its Registration Statement on Form
     8-B, including all amendments and reports
     filed for the purpose of updating such description

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

          Danaher Corporation
          1250 24th Street, N.W.
          Washington, D.C. 20037
          Attention: Investor Relations
          (202) 828-0850

     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the state does not permit an offer. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus.

                              DANAHER CORPORATION

     Danaher Corporation designs, manufactures and markets industrial and consumer products with strong brand names, proprietary technology and major market positions in two principal segments: Process/Environmental Controls and Tools and Components. For the year ended December 31, 2000, the Process/Environmental Controls and Tools and Components segments comprised approximately 65% and 35% of net sales, respectively.

     Our Process/Environmental Controls segment consists of Hach Company, the Dr. Bruno Lange Group, McCrometer, Fluke Corporation, Fluke Networks, Veeder-Root Company, the Danaher Industrial Controls Group, the Danaher Motion Control Group (including the General Purpose Systems Division, the Motion Components Division and the Special Purpose Systems Division), the controls business units of Joslyn Corporation and Pacific Scientific, M&M Precision Systems, Cyberex, Current Technology, United Power Corporation, QualiTROL Corporation, Gems Sensors, Kollmorgen Artus, and Kollmorgen Electro-Optical. These companies produce and sell compact, professional electronic test tools; underground storage tank leak detection systems; motion, position, speed, temperature and level instruments and sensing devices; power switches and controls; communication line products; power protection products; liquid flow and quality measuring devices; quality assurance products and systems; safety devices; and electronic and mechanical counting and controlling devices. Our sales personnel and independent representatives distribute these products to original equipment manufacturers, distributors and other end-users.

     Our Tools and Components segment consists of the Danaher Hand Tool Group, including Special Markets, Professional Tool Division and Asian Tool Division, Matco Tools, Jacobs Chuck Manufacturing Company, Delta Consolidated
Industries, Jacobs Vehicle Systems Company, Hennessy Industries and the hardware and electrical apparatus lines of Joslyn Manufacturing Company. This segment is one of the largest worldwide producers and distributors of general purpose mechanics' hand tools and automotive specialty tools. These companies also manufacture tool boxes and storage devices, diesel engine retarders, wheel service equipment, drill chucks, custom designed headed tools and components, hardware and components for the power generation and transmission industries, high quality precision socket screws, fasteners, and high quality miniature precision parts.

     We manage our two principal business segments with a management philosophy which we call the "Danaher Business System." The Danaher Business System is based on the following principles:

     .  continuous improvement, a concept embodied in the Japanese word
        "Kaizen";

     .  management process based on Policy Deployment;

     .  total associate involvement;

     .  performance measured by customer satisfaction; and

     .  enhanced profitability.

     The Danaher Business System approach uses customer satisfaction as a guideline for continuous improvements in quality, delivery, cost and growth within our businesses. We use the Policy Deployment management process to develop one-year operating plans that reflect the company's long-term strategic objectives and link major strategic objectives with specific support plans throughout the organization. The Danaher Business System's focus on associate involvement includes fostering a team working environment and encouraging personnel development and creativity. We measure our performance by customer satisfaction, gauged by improvements in quality, on-time delivery, cost position and service. Finally, the Danaher Business System focuses on enhancing our profitability to allow for long term growth. We began employing the Danaher Business System in 1988 and created an executive level function to train associates of existing and acquired businesses in 1992.

     Danaher Corporation was incorporated in the State of Delaware on October 3, 1986, and our principal executive offices are located at 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037. In May 2001, our principal executive offices will move to 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, DC 20006-1813. Our telephone number is (202) 828-0850.

     For additional information concerning Danaher, please see our Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See "Where You Can Find More Information."

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling stockholders.

                             SELLING STOCKHOLDERS

     This prospectus relates to the offering by Mitchell P. Rales of up to 2,500,000 shares of our common stock and by Steven M. Rales of up to 2,500,000 shares of our common stock. Mitchell P. Rales has been a director of Danaher since 1984 and Chairman of the Executive Committee since 1990. Steven M. Rales has been Chairman of the Board of Danaher since 1984. The following table sets forth information about the selling stockholders.

                                    Shares
                                 Beneficially           Shares                   Shares               Percentage of Shares
                                Owned Prior to         to be Sold          Beneficially Owned         Beneficially Owned
Selling Stockholders             the Offering       in the Offering (2)    After Offering (3)         After Offering (3)
--------------------             ------------       ------------------    --------------------        ------------------
Mitchell P. Rales (1)......        39,398,277             2,500,000             36,898,277                  25.8%
Steven M. Rales (1)........        41,074,638             2,500,000             38,574,638                  26.9

_____________
(1) The aggregate holdings for Steven Rales and Mitchell Rales include (i) all of the 37,064,888 shares of Company Common Stock owned by Equity Group Holdings LLC, Equity Group Holdings II LLC, and Equity Group Holdings III LLC, of which Steven Rales and Mitchell Rales are the only members, and (ii) 4,009,750 and 2,333,389 shares of common stock owned directly or through the Danaher 401(k) Plan by Steven Rales and Mitchell Rales, respectively. Steven and Mitchell Rales each disclaim beneficial ownership of those shares of common stock that are owned directly or through the Danaher 401(k) Plan by the other. Together, Steven and Mitchell Rales beneficially own 43,408,027 shares, or 30.3% of common shares outstanding. Their business address, and that of Equity Group Holdings LLC, Equity Group Holdings II LLC, and Equity Group Holdings III LLC, is 1250 24th Street, N.W., Washington, D.C. 20037. In May 2001, the business address of these persons will move to 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, DC 20006-1813.

(2) Does not include an additional 375,000 shares which each of the selling stockholders (750,000 shares in the aggregate) has agreed to sell to the underwriter if the underwriter exercises its over-allotment option, which is described further below under "Underwriting."

(3) Assumes no exercise of the underwriter's over-allotment option. In the event the over-allotment option is exercised in full by the underwriter, Mitchell Rales will beneficially own 36,523,277 shares, or 25.5% of common shares outstanding and Steven Rales will beneficially own 38,199,638 shares, or 26.7% of common shares outstanding.

                                  UNDERWRITING

General

     Subject to certain conditions set forth in a purchase agreement among the selling stockholders and the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from them, all of the shares of common stock offered by this prospectus.

     The underwriter has agreed to purchase all of the shares of common stock being sold under the terms of the agreement if any of these shares are purchased.

     We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriter may be required to make in respect of those liabilities.

     The underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of certain legal matters by counsel for the underwriter including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

Commissions and Discounts

     The underwriter has advised us that it proposes initially to offer the shares of common stock to the public at the offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $______ per share of common stock. The underwriter may allow, and dealers may reallow, a discount not in excess of $_______ per share to certain other dealers. After the initial public offering, the public offering price, concession and discount may change.

     The following table shows the per share and total public offering price, underwriting discount and proceeds before expenses to the selling stockholders.

                                        Per Share  Without Option  With Option
                                        ---------  --------------  -----------
Public offering price.................. $
Underwriting discount.................. $
Proceeds, before expenses,
to the selling stockholders............ $

     The expenses of the offering, not including the underwriting discount, are estimated at $100,000 and are payable by the selling stockholders.

     The underwriter, from time to time, has performed and continues to perform investment banking and other financial services for us for which it receives and will continue to receive customary compensation.

Over-allotment Option

     The selling stockholders have granted an option to the underwriter to purchase up to an aggregate of 750,000 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus, less the underwriting discount. The underwriter may exercise this option for 30 days after the date of this prospectus solely to cover over-allotments.

No Sales of Similar Securities

    The selling stockholders and certain of our executive officers and directors have agreed not to sell or transfer any common stock for 90 days after the date of this prospectus, without first obtaining the written consent of the underwriter. Specifically, these individuals have agreed not to directly or indirectly:

     .  offer, pledge, sell or contract to sell any common stock;

     .  sell any option or contract to purchase any common stock;

     .  purchase any option or contract to sell any common stock;

     .  grant any option, right or warrant for the sale of any common stock;

     .  lend or otherwise dispose of or transfer any common stock; or

     . enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

     This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange and Pacific Stock Exchange Listing

    The shares are listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "DHR."

Price Stabilization, Short Positions

    Until the distribution of the common stock is completed, Securities and Exchange Commission rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

     If the underwriter creates a short position in our common stock in connection with the offering, i.e., if it sells more shares than are listed on the cover of this prospectus, the underwriter may reduce that short position by purchasing shares in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the common stock to stabilize its price or to reduce a short term position may cause the price of the common stock to be higher than it might be in the absence of such purchases.

    Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

    The legal validity of the Danaher common stock being offered by the selling stockholders in this prospectus was passed upon for the selling stockholders by Hogan & Hartson L.L.P., Baltimore, Maryland, counsel to the selling stockholders. Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for the underwriter by Shearman & Sterling. Walter G. Lohr, Jr., a director of Danaher, is a partner of Hogan & Hartson L.L.P. and beneficially owns approximately 170,000 shares of Danaher's common stock. Wilmer, Cutler & Pickering, Washington, DC, counsel to Danaher, is passing upon certain legal matters on behalf of Danaher.

                                    EXPERTS

    The consolidated financial statements of Danaher as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, included in Danaher's Annual Report on Form 10-K filed on March 27, 2001 and incorporated by reference in this document, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report appearing in the Form 10-K and incorporated by reference in this document. The consolidated financial statements referred to above have been incorporated herein in reliance on said reports given on the authority of such firm as experts in accounting and auditing.

================================================================================

                               5,000,000 Shares

                                    [LOGO]

                             Danaher Corporation



                                 Common Stock

                            ______________________

                                  Prospectus
                            ______________________


                             Merrill Lynch & Co.

                                   ___, 2001
================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.

                  SEC registration fee......................................            $     80,000
                  Accounting fees and expenses..............................                  10,000
                  Legal fees and expenses...................................                  25,000
                  Blue Sky fees and expenses (including counsel fees).......                   1,000
                  Printing and engraving expenses...........................                   9,000
                  Transfer agent's and registrar's fees and expenses........                   5,000
                  Miscellaneous expenses, including Listing Fees............                   5,000
                                                                                        ------------
                    Total...................................................            $    135,000
                                                                                        ------------

Item 15.  Indemnification of Directors and Officers.

          Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Article Ten of Danaher's Certificate of Incorporation provides that Danaher will indemnify its directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to Danaher or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to Danaher or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. Article Eight of Danaher's Bylaws provides that Danaher will indemnify directors, officers, employees or agents of Danaher in non-derivative claims if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Danaher, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. For non-derivative claims, termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person believed to be in or not opposed to the best interests of Danaher, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conducts was unlawful. For derivative claims, Article Eight of Danaher's Bylaws provides that Danaher will indemnify directors, officers, employees or agents of Danaher if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Danaher; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Danaher unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Item 16.  Exhibits and Financial Statement Schedules.

          (a)  Exhibits:

          -----------------------------------------------------------------------------------------------
          Exhibit
          Number    Description
          -----------------------------------------------------------------------------------------------
          1.1       Form of Purchase Agreement (to be filed by amendment)
          -----------------------------------------------------------------------------------------------
          5.1       Opinion of Hogan & Hartson L.L.P. (to be filed by amendment)
          -----------------------------------------------------------------------------------------------
          23.1      Consent of Arthur Andersen (filed herewith)
          -----------------------------------------------------------------------------------------------
          23.2      Consent of Hogan & Hartson L.L.P. (to be filed by amendment)
          -----------------------------------------------------------------------------------------------
          24        Powers of Attorney (filed herewith)
          -----------------------------------------------------------------------------------------------

Item 17.  Undertakings.

          (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on April 27, 2001.

                              DANAHER CORPORATION


                              By: /s/ PATRICK W. ALLENDER
                                  ----------------------------------------------
                                  Patrick W. Allender
                                  Executive Vice President, Chief Financial
                                  Officer and Secretary
                                  (Principal Financial Officer)

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Patrick
W. Allender and Christopher C. McMahon, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date: April 27, 2001          By: /s/ GEORGE M. SHERMAN
                                  ----------------------------------------------
                                  George M. Sherman
                                  Director, President and Chief
                                  Executive Officer


Date: April 27, 2001          By: /s/ PATRICK W. ALLENDER
                                  ----------------------------------------------
                                  Patrick W. Allender
                                  Executive Vice President, Chief Financial
                                  Officer and Secretary
                                  (Principal Financial Officer)


Date: April 27, 2001          By: /s/ CHRISTOPHER C. MCMAHON
                                  ----------------------------------------------
                                  Christopher C. McMahon
                                  Vice President and Controller
                                  (Principal Accounting Officer)

Date: April 27, 2001          By:  /s/ MORTIMER M. CAPLIN
                                  ----------------------------------------------
                                   Mortimer M. Caplin
                                   Director


Date: April 27, 2001          By:  /s/ DONALD J. EHRLICH
                                  ----------------------------------------------
                                   Donald J. Ehrlich
                                   Director


Date: April 27, 2001          By:  /s/ MITCHELL P. RALES
                                  ----------------------------------------------
                                   Mitchell P. Rales
                                   Director and Chairman of the Executive
                                   Committee


Date: April 27, 2001          By:  /s/ STEVEN M. RALES
                                  ----------------------------------------------
                                   Steven M. Rales
                                   Director and Chairman of the Board


Date: April 27, 2001          By:  /s/ WALTER G. LOHR, JR.
                                  ----------------------------------------------
                                   Walter G. Lohr, Jr.
                                   Director


Date: April 27, 2001          By:  /s/ ALAN G. SPOON
                                  ----------------------------------------------
                                   Alan G. Spoon
                                   Director


Date: April 27, 2001          By:  /s/ A. EMMET STEPHENSON, JR.
                                  ----------------------------------------------
                                   A. Emmet Stephenson, Jr.
                                   Director